UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2014, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of the assets of Screamin’ Hot Florida, LLC and Screamin’ Hot Trinity, LLC, each a Florida limited liability company. The assets consist primarily of three Buffalo Wild Wings restaurants in Florida (the “Restaurants”). As consideration for the acquisition of the Restaurants, the Company will pay $3.2 million in cash, subject to working capital adjustment, and one-half of the transfer fees imposed by Buffalo Wild Wings International (“BWLD”) under its franchise agreements for these Restaurants. The Purchase Agreement is subject to customary pre-closing conditions, including a financing condition in favor of the Company. BWLD has a right of first refusal, exercisable for a period of 45 days, to acquire the Restaurants on the same terms proposed in the Purchase Agreement.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: April 7, 2014	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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